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                                                                Exhibit 10.17

                              SUPPLY AGREEMENT
     Agreement effective March 15, 1997 ("Effective Date"), by and between Nanophase Technologies Corporation, 453 Commerce Street, Burr Ridge, Illinois 50521 ("NTC") and Schering-Plough HealthCare Products, Inc., 3030 Jackson Avenue, Memphis TN 38151 ("S-P"). NTC and S-P are collectively referred to as the "Parties" and individually as a "Party."

                                   PURPOSE
     S-P desires to promote and market Nanophase (TM) Zinc Oxide ("NZO") in consumer products marketed for footcare products including odor, wetness and athlete's foot applications. NZO has not previously been used in these products. S-P wants to develop a market for those products which products are to contain NZO. In order to justify the expense and effort required to create a market for products containing NZO S-P requires a limited period of exclusive supply of NZO from NTC.

     Accordingly, S-P and NTC hereby agree to the following terms and conditions:

                                  ARTICLE I
                         TERM, TERRITORY, AND OPTION

     1.1 Territory. The territory of the Agreement will be the United States, Canada, Mexico and Puerto Rico.

     1.2 Term. The term of this Agreement shall be four (4) years commencing on the Effective Date.
                                 ARTICLE II
                        NTC'S SUPPLY RESPONSIBILITIES

     2.1 Supply of NZO. NTC will exclusively supply NZO for S-P and S-P shall exclusively purchase from NTC, all of S-P's requirements for NZO ingredients for footcare products including odor, wetness and athlete's foot applications, to be sold within the food, mass merchandiser and drug store classes of trade. However, S-P's exclusivity outlined in this Section #2.1 shall be contingent upon S-P's purchase of NZO in a quantity of at least one thousand (1,000) kilograms ("Kg") in each three (3) month period, commencing July 1, 1997.

     2.2 Exception to Exclusivity. NTC may continue to supply NZO to other current and new customers; however, it is understood and agreed that NTC will inform the customers, in writing, that NZO may not be used in products marketed for use in the categories listed in 2.1 unless the use is previously known to NTC or, if NTC's customer discloses the present use at the time of notification.
     2.3 Priority. NTC agrees to give first supply priority to S-P's orders for NZO.

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                                 ARTICLE III
                           S-P'S RESPONSIBILITIES
     3.1 Forecasts and Purchase Orders. S-P will provide to NTC, on a quarterly basis, a forecast estimating S-P's or S-P's contract manufacturer's monthly purchase requirements (the "Forecast"), along with the expected delivery dates for the succeeding twelve (12) month period (the "Delivery Date"). S-P or S-P's contract manufacturer will issue firm purchase orders for each delivery no later than thirty-five (35) days prior to the requested delivery date. The leadtime agreed upon by the parties is thirty (30) days after receipt of order.

                                 ARTICLE IV
                                   PRICING

     4.1 Pricing. The parties hereby agree that the supply price for NZO shall be in accordance with Exhibit A which indicates the price for various quantities of NZO to be purchased. Terms of payment are net thirty (30) days from date of Bill of Lading ship date. For purposes of this Agreement, acceptance will occur only after S-P has completed such quality control testing as S-P deems necessary to verify the conformity of NZO to the specifications as set forth in Exhibit B.

     4.2 Basis for Product Price. The prices set forth above include all materials, manufacturing, packaging of NZO, and such quality control measures as required by this Agreement.

     4.3 The price for NZO set forth in Section #4.1 shall be effective through December 31, 1998 unless raw material price increases are greater than five percent (5%) in which case price must be reviewed and negotiated by the parties. Thereafter, the price of the NZO for a calendar year shall be subject to annual review pursuant to a written request at intervals of not less than twelve (12) months by the parties to take into account any increase or decrease in NTC's labor, raw material and/or component costs directly allocable to the manufacture of NZO. The first such review should occur three (3) months prior to January 1, 1999. It is the intent of the parties to have all annual price increases or decreases be effective on January 1 of each year, which will reflect any increase or decrease in cost for the preceding calendar year. NTC shall use reasonable efforts to obtain competitive prices for raw materials and services from a qualified third party vendor. All calculations for overhead or labor costs made pursuant to this Section #4.3 shall be in accordance with NTC's accounting principles. If an agreement cannot be reached as to the price for NZO, S-P shall have the right to terminate this Agreement.


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     4.4 Maximum Price Increase. Notwithstanding the foregoing, in no event shall the percentage of any price increase based on increases in NTC's manufacturing costs exceed the lesser of the percentage increase in the cost of raw materials or five percent (5%) which increase shall be substantiated by NTC.

     4.5 Records. NTC shall maintain records with respect to its costs, obligations and performance under this Agreement. Specifically, but without limitation, NTC shall maintain all records reasonably necessary to support financial accounting entries and tax requirements in the Territory. All such records shall be maintained for a period of not less than two (2) years following termination of this Agreement or such longer period as may be required by law, rule or regulation. Prior to the destruction of any record available for review, notice shall be provided to S-P, and S-P shall have the right to request and retain said record.

                                  ARTICLE V
                                  DELIVERY

     5.1 Risk of Loss. Delivery of each order of NZO shall be F.O.B., Approved Facility (as defined in Section 7.1 of this Agreement), freight collect (call S-P's Transportation Department to arrange for pickup or carrier to contact) or such other shipping point agreed upon between the parties. S-P shall arrange via its designated common carrier transportation of the NZO to S-P's specified plant or other designated destination. Title to and risk of loss of the NZO shall pass to S-P at the time of delivery to the specified carrier. NTC shall promptly bill S-P for all NZO tendered and invoices shall be accompanied by the certificate of analysis for each lot of NZO delivered.

     5.1(a) Identification. Each NZO ship case and pallet shall be clearly marked in accordance with S-P's instructions.

     5.1(b) All NZO shall be packaged in a manner to avoid breakage and contamination.

     5.2 Schedule. NTC shall schedule the timely manufacturing and delivery of the NZO pursuant to S-P's purchase orders. For purposes of this Agreement, a timely shipment shall be a shipment delivered by NTC at the F.O.B. point no later than five (5) days prior to the dock date. The parties agree that for purposes of delivery, time is of the essence.

     5.3 Delay and Failure to Supply. Should NTC, at any time during the course of this Agreement, have reason to believe that it will be unable to meet S-P's requested delivery dates, NTC will promptly notify S-P in writing setting forth the reasons for the delay. In connection therewith,

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     (a) In the event NTC, for any reason (including events of excused performance as set forth in this Agreement) has been unable to supply S-P's binding purchase orders for NZO meeting the warranties contained in Paragraph
5.6 of this Agreement, without being able to supply ninety percent (90%) of such binding purchase orders within an additional ten (10) days, (including any new orders in such period), then NTC, upon written notice to S-P may establish secondary sources of supply for the purchase requirements set forth in Paragraph 7.4 of this Agreement.

     (b) In the event S-P has reason to believe that NTC or NTC's secondary sources for any reason (including events of excused performance as set forth in this Agreement) will not be able to supply S-P's purchase orders for NZO meeting the warranties contained in this Agreement, S-P may notify NTC in writing requesting adequate assurances of future performance and that NTC will be able to supply S-P with at least ninety percent (90%) of the purchase orders to be delivered in accordance with this Agreement. NTC shall, within ten (10) days, respond in writing to S-P's request for adequate assurances of future performance stating whether NTC is or is not able to supply S-P with at least ninety percent (90%) of the purchase orders. If NTC fails to live up to its assurances, then S-P may also seek and/or establish a secondary supplier.

     (c) In the event NTC anticipates that in the future NTC or any NTC secondary source will be unable to supply S-P's purchase orders for NZO meeting the warranties contained in this Agreement, with no prospect of being able to provide ninety percent (90%) of such purchase orders within an additional thirty (30) days, then NTC shall notify S-P in writing to that effect. Upon such notification, S-P may, if it chooses, temporarily suspend this Agreement and produce the NZO for its own purchase requirements as set forth in this Agreement. At such time as NTC or a NTC secondary source is able to resume production, with NTC exercising diligent efforts to resume production as quickly as possible, NTC shall notify S-P in writing and continue and/or reinstate this Agreement with NTC supplying S-P's requested requirements for NZO for the term remaining in this Agreement.

     5.4 Acceptance/Rejection. All shipments of NZO are subject to S-P's inspection prior to acceptance. In the event that S-P believes that any batch of NZO does not meet the previously agreed-upon NZO Specifications (as set forth in Exhibit B), S-P shall give NTC prompt notice of its rejection of such batch, including reasons for rejection. Upon receipt of any such notice, within twenty (20) days following receipt of notice of rejection by S-P, NTC shall deliver a new batch of NZO to replace the rejected batch. NTC will destroy or dispose of the entire rejected batch in question at its sole expense.

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     5.5 Overruns. Should the delivered NZO exceed the binding P. O. by more than five (5) percent, S-P may return the excess to NTC without payment, with all shipping costs to be paid by NTC.

     5.6 Warranty. NTC warrants that at the time of delivery of the NZO at the F.O.B. point of delivery, the NZO shall (i) have been manufactured in accordance with GMPs and all other applicable laws, rules, regulations or requirements of any Regulatory Authority in the Territory, (ii) meet the NZO Specifications, (ii) shall not be adulterated or misbranded under the Federal Food, Drug and Cosmetic Act, as amended, and (iii) be in good, usable and merchantable condition.

        SPECIFICATIONS; APPROVAL SUPPORT; REGULATORY MATTERS; RECORDS

     6.1 Specifications. NTC is to supply NZO in accordance with the previously agreed-upon specifications set forth in Exhibit B. All specifications in Exhibit B which have not been defined as of the execution of this agreement will be jointly determined by the parties. Should the parties be unable to jointly determine the specifications within a reasonable time, this agreement shall be null and void and either party may notify the other, in writing of the immediate termination of this agreement.

     6.2 Equipment. NTC shall obtain and maintain the equipment required to fulfill its obligations under this Agreement consistent with applicable cGMPs.

     6.3 Approval Support. NTC shall produce stability batches, engage in various development activities and perform various tests as are necessary for compliance with the United States Pharmacopeia (USP) in the Territory and to be prepared for the pre-approval inspections by the Regulatory Authorities and perform other activities as may be applicable.

     6.4 Requlatory Assistance for Maintaining Filing. NTC shall provide S-P with such information and assistance as S-P may require for the NZO including, without limitation, providing S-P with all reports, authorizations, certificates, methodologies, specifications and other documentation, excluding formula and manufacturing processes, in the possession or under the control of NTC relating to the pharmaceutical/technical development and manufacture of NZO, or any component thereof needed for S-P's filings.

     6.5 NTC Approvals. Except as otherwise specifically set forth herein, NTC shall be responsible for obtaining and maintaining all approvals from the Regulatory Authorities and any other governmental authorities necessary to fulfill its obligations hereunder.

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     6.6 Records and Inspection. NTC shall maintain all records necessary to comply with all applicable laws, rules and regulations in the Territory of sale of the NZO. Specifically, but without limitation, NTC shall maintain all records and samples reasonably necessary to support GMPs and other regulatory requirements in the Territory. All records shall be available for inspection, audit and copying by S-P and its representatives and agents upon reasonable request during normal business hours. All such records shall be maintained for a period as may be required by law, rule or regulation and all records relating to the manufacture, stability and quality control of all NZO shall be retained for a period of not less than seven (7) years from the date of expiration of each batch of each NZO to which said records pertain. Prior to destruction of any record, NTC shall give notice to S-P, which shall have the right to request and retain such record.

     6.7 Retention of Samples. NTC shall retain a sufficient quantity of NZO to perform at least full duplicate quality control testing. Retained repository samples shall be maintained in a suitable storage facility for a period of not less than seven (7) years after the date of manufacture of each batch of the NZO. All such samples shall be available for inspection and testing by S-P upon reasonable notice.

     6.8 Complaints or Adverse Experiences. NTC agrees to notify S-P within twenty-four (24) hours of the receipt of any complaints and reports of adverse drug events ("AEs") associated with the NZO. S-P shall have primary responsibility for fielding, investigating and responding to all NZO complaints and AEs from the Territory. S-P shall interface with NTC's Pharmaceutical Quality Assurance Department, as appropriate and needed, to investigate such complaints or AEs. The parties shall each report monthly on the resolution of complaints. NTC shall cooperate with S-P in investigating and responding to NZO complaints and NTC will assume all responsibility for investigating and responding to complaints or AEs which are determined to result from the Manufacturing of the NZO and shall report to S-P on a monthly basis. In the event the parties' expenses to undertake the activities described in this paragraph result in, or may result in, extraordinary costs of investigation or testing (other than for those expenses which are solely manufacturing problems), S-P and NTC agree to negotiate whether to incur, and how to allocate, such costs.

     6.9 Debarment. NTC represents and warrants that it will not use in any capacity, in connection with any manufacturing or other services to be performed under this Agreement, any individual who has been debarred pursuant to the Federal Food, Drug and Cosmetic Act. NTC agrees to immediately inform S-P in writing if any person who is performing services hereunder is debarred or if any action, suit, claim, investigation or legal or administrative proceeding is pending, or, to the best of NTC's knowledge, is threatened,


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relating to the debarment of NTC or any person performing Manufacturing or other services hereunder.

                                  ARTICLE VII
                                QUALITY CONTROL

      7.1 Facility Compliance and Related Matters. (a) NTC covenants that they will provide approved designated site(s) for the manufacture of the NZO ("Approved Facility/ies") and such Approved Facility/ies" shall i) include all of NTC's equipment, machinery and facilities at those locations which have been specifically approved as a GMP manufacturing facility in the manufacture and storage of NZO, and (ii) the Approved Facility for NZO shall be in compliance with all applicable laws, rules and regulations at all times during the term of this Agreement. NTC shall be responsible for all costs and expenses related to the compliance of the Approved Facility with GMP's and such laws, rules and regulations related to the manufacture of the NZO in accordance with the Specifications. NZO shall be manufactured at the Approved Facility and the location thereof shall not be changed without S-P's written consent.

     (b) Exhibit C attached hereto describes all products which are manufactured on machinery or equipment used to manufacture NZO. NTC shall notify S-P in writing of any potential additional products to Exhibit C. If S-P identifies a potential problem of cross-contamination arising from the products listed on Exhibit C or any additions thereto, the parties will meet to address the cross-contamination issue. At S-P's request, NTC shall provide S-P with all information and written procedures necessary to examine and resolve the cross-contamination issue. Until the parties mutually satisfactorily resolve the cross-contamination issue, NTC shall not manufacture products on machinery or equipment used to manufacture the NZOs which S-P believes could cause cross-contamination for the NZOs. [Include, if applicable.]

     7.2 Specifications Amendments. The NZO Specifications shall be amended or supplemented to comply with GMPs and may be amended or supplemented (including, without limitation, for the purpose of incorporating improvements) from time to time upon the written request of S-P. In the event such amendment requires additional actual cost to NTC for the manufacture of the NZO, S-P and NTC shall agree on the additional compensation therefore.

     7.3 Quality Control Program. NTC shall maintain a quality control program consistent with GMP, as required by the Regulatory Authorities in the Territory, which program, as amended or supplemented, shall be provided to S-P from time to time.

     7.4 Approval for Manufacturing Changes; Third Party

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Manufacturing. NTC agrees that no changes will be made to any materials, suppliers, equipment or methods of production or testing for the NZO without S-P's prior written approval. Upon written approval of S-P, NTC may then make those changes in manufacturing procedures required by GMP or other applicable law, rule or regulation or Regulatory Authority. Under no circumstances will NTC contract out all or any part of the Manufacturing to a third party without prior written approval from S-P.

     7.5 Standards. All NZO supplied hereunder shall be manufactured in accordance with GMPs, and all other applicable national, state and local laws, rules and regulations in effect at the time of manufacture.

     7.6 Production Samples. NTC shall provide S-P's Quality Control Department with production samples of the NZO and copies of completed batch records upon request, and will provide a written certificate of analysis with each lot of NZO.

     7.7 Batch Failure. NTC agrees to notify S-P within two (2) working days of discovery of any batch failure which could result in NTC's inability to meet S-P's requested delivery dates, or of learning of any failure of any batch of NZO to meet standards set forth in the S-P Manufacturing Know-how.

     7.8 Notification of Inspections. NTC agrees to notify S-P immediately of any inquiries, notifications, or inspection activity by any Regulatory Authority in regard to the NZO. NTC shall provide a reasonable description to S-P of any such governmental inquiries, notifications or inspections promptly after such visit or inquiry, but in less than two (2) calendar days, NTC shall furnish to S-P, (a) within two (2) days after receipt, any report or correspondence issued by the Regulatory Authority in connection with such visit or inquiry, including but not limited to, any FDA Form 483 Establishment Inspection Reports, warning letters and (b) prior to responding to a Regulatory Authority, copies of any and all proposed responses or explanations relating to items set forth above, in each case purged only of trade secrets of NTC that are unrelated to the obligations under this Agreement or are unrelated to the NZO.

     7.9 Inspection by S-P. S-P shall have the right during normal business hours (including, without limitation, during production or after normal business hours if reasonably requested and in connection with a production run that commenced during the normal business hours) and with reasonable advance notice to visit NTC's Approved Facility for the purpose of observing the manufacturing, packaging, testing, and warehousing of the NZO, and to inspect for compliance with GMPs and other applicable regulatory requirements. S-P shall also have the right to be present at an inspection referenced in Section
8.8 above.

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      7.10 Environmental and Other Laws and Regulations. In carrying out its obligations under this Agreement, NTC shall comply with all applicable environmental and health and safety laws, regulations, ordinances, guidelines and policies (current or as amended or added) (hereinafter "Laws"), and shall be solely responsible for determining how to carry out these obligations. Notwithstanding any other provision in this Agreement to the contrary, nothing provided to NTC by S-P, by way of materials, specifications, processing information or otherwise, is meant to diminish this as NTC's sole responsibility. NTC also represents and warrants that it has the appropriate skills, personnel, equipment, permits, approvals or the like necessary to perform its services or provide materials under this Agreement in compliance with all applicable Laws. NTC shall immediately notify S-P, in writing, or any circumstances, including the receipt of any notice, warning, citation, finding, report or service of process or the occurrence of any release, spill, upset, or discharge, relating to NTC's compliance with this Section 7.10 or which may impose environmental liability upon NTC. NTC's noncompliance with this Section
7.10 is considered a material breach of this Agreement. S-P reserves the right to conduct an environmental inspection of NTC's facility or facilities, during normal business hours and with reasonable advance notice, for the purpose of determining compliance with this Section 7.10. S-P will share the results of any environmental inspection with NTC. Such inspection, if it occurs, does not relieve NTC of its sole obligation to comply with all applicable Laws and does not constitute a waiver of any right otherwise available to S-P.

     7.11 Inspection and Acceptance. S-P will inspect the NZO and conduct any quality control testing it deems necessary to verify conformity to raw material specifications as referenced in this Agreement. Product rejected by S-P will be returned to NTC, at NTC's cost, for credit & replacement.

                                  ARTICLE VIII
RESERVED

                                   ARTICLE IX
                            RENEWAL AND TERMINATION

     9.1 Renewal of the Agreement. S-P may on sixty (60) days written notice to NTC notify S-P's intentions to renegotiate extending the term of this Agreement listed in Paragraph 1.2(a). NTC will renegotiate renewal in good faith upon mutual agreement.

     9.2 Termination by Non-Renewal. Either party may terminate this Agreement by giving the other party written notice of termination at least ninety (90) days prior to the end of the

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initial term or any renewal period.

     9.3 Termination by S-P. S-P shall have the right to terminate this Agreement if:

     9.3.1 there is a change in control of NTC. For purposes of this provision, a "change in control" shall mean the acquisition of fifty percent (50%) or more of the assets or outstanding common stock or other equity interest of NTC by a non-affiliated third party. NTC shall notify S-P in writing at least sixty (60) days prior to any "change in control". S-P shall notify NTC in writing within thirty (30) days of such notification whether or not S-P elects to terminate this Agreement. S-P warrants that it will make a reasonable effort to continue this Agreement with any controlling parties and will not arbitrarily terminate it under this paragraph 9.3.1.

     9.3.2 NTC files a petition in bankruptcy, or enters into an arrangement with its creditors, or applies for or consents to the appointment of a receiver or trustee, or makes an assignment for the benefit of creditors, or suffers or permits the entry of an order adjudicating it to be bankrupt or insolvent. In the event this Agreement is terminated under Section 9.3.2, all rights and licenses granted under this Agreement by NTC to S-P are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the Bankruptcy Code. The parties agree that S-P, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against NTC under the Bankruptcy Code, S-P shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property upon written request therefore by S-P. Such intellectual property and all embodiments thereof shall be promptly delivered to S-P (i) upon any such commencement of a bankruptcy proceeding upon written request therefore by S-P, unless NTC elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of NTC upon written request therefore by S-P.

     9.4 Termination for Material Default. Upon default by a party in the performance of any material obligation in this Agreement which results in significant harm to the non-defaulting party, the non-defaulting party may give notice in writing to the party in default and the defaulting party shall have sixty (60) days thereafter to cure the default. Except as qualified in the last sentence of this paragraph, if the defaulting party does not cure or institute measures to substantially cure such default within sixty (60) days and diligently complete the cure within an


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additional sixty (60) days, the non-defaulting party may terminate this
Agreement by providing notice of intent to terminate which shall take effect ten (10) days following the receipt by the defaulting party of such notice. Termination under this Article shall not relieve either party of any obligation existing upon the date of termination or relieve the defaulting party from liability for breach of this Agreement.

     9.5 Effect of Termination. Expiration or termination of the Agreement shall not relieve the parties of any obligation accruing prior of such expiration or termination, and the provisions of Sections 6.5 and Articles 12, 13 and 14, shall survive the expiration of the Agreement. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either party against the other accrued or accruing under this Agreement prior to termination.

     9.6 No Waiver. The failure of either party to terminate this Agreement by reason of the breach of any of its provisions by the other party shall not be construed as a waiver of the rights or remedies available for any subsequent breach of the terms and provisions of this Agreement.

                                   ARTICLE X
                       FORCE MAJEURE; INABILITY TO SUPPLY

     10.1 Force Majeure. Neither party shall be responsible for any failure to comply with the terms of this Agreement where such failure is due to force majeure, which shall include, without limitation, fire, flood, explosion, strike, labor disputes, labor shortages, picketing, lockout, transportation embargo or failures or delays in transportation, strikes or labor disputes affecting supplies, or acts of God, civil riot or insurrection, acts of the government, or judicial action. Specifically excluded from this definition are those acts of any governmental agency, or judicial action, which could have been avoided by compliance with such laws or regulations, publicly available and reasonably expected to be known by either party. Upon the cessation of any cause operating to excuse performance of either party under this Section 9.1, this Agreement shall continue in full force and effect unless or until otherwise terminated pursuant to this Agreement and each party shall endeavor to resume its performance hereunder as quickly as possible if such performance is delayed or interrupted by reason of any cause set forth herein. If one or more of said causes set forth herein is asserted by either party as a basis of that party's nonperformance, the other party shall have the right to terminate this Agreement forthwith by giving written notice to that effect prior to the resumption of performance.

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                                   ARTICLE XI
                              COMPLIANCE WITH LAWS

     All NZO manufactured by NTC pursuant to this Agreement shall be subject to all applicable Federal, State and local laws, including, but not limited to, the Fair Labor Standards Act of 1938, as amended and, unless NTC is exempted, the President's Executive Order No. 11246, Section 202, relating to equal employment opportunities and all subsequent additions or amendments thereto, and the Immigration Reform Act of 1986.

                                  ARTICLE XII
                         INDEMNIFICATION AND INSURANCE

     12.1 NTC's Indemnification Obligation. NTC agrees to indemnify and hold S-P, its agents and employees harmless from and against all claims, liabilities (including product liability), costs, damages, losses, judgments for damages or expenses (including reasonable attorney's fees) caused by, arising out of, or resulting from i) NTC's negligent acts and/or omissions relating to the manufacture of NZO and ii) NTC's performance of its obligations hereunder (including any environmental contamination or release of hazardous substance, or hazardous wastes to the environment caused by NTC, its Approved Facilities, its employees, agents or contractors), its failure to comply with this Agreement, or any laws and regulations applicable to such performance.

     12.2 S-P's Indemnification Obligation. S-P agrees to indemnify and hold NTC, its agents and employees harmless from and against all claims, liabilities, costs, damages, losses, judgments for damages or expenses (including reasonable attorneys' fees) caused by, arising out of, or resulting from S-P's negligent acts and/or omissions relating to the marketing, distribution and sale of the NZO.

     12.3 Notice of Suit. The indemnified party agrees to give the indemnifying party prompt notice in writing of the institution of any suit, including any suit or claim asserted or made by any governmental authority having jurisdiction, and the indemnified party agrees to permit the indemnifying party to have control and conduct of the defense of such suit, and give the indemnifying party all needed information in the indemnified parties possession and all authority and assistance necessary to enable the indemnifying party to carry on the defense of such suit and any appeal from a judgment or decree rendered therein.

     12.4 Insurance. NTC represents and warrants that during the term of this Agreement and any renewals or extensions, it shall maintain the types and amounts of insurance set forth below:

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     (i) Commercial General Liability Insurance, including contractual liability coverage of all of NTC's obligations under this Agreement and Products Liability/Completed Operations coverage with a minimum limit of one (1) million dollars ($1,000,000) each claim.

     (ii) NTC will provide a certificate of insurance for their current coverage. NTC shall provide thirty (30) days' written notice of cancellation or material change in the policy to S-P, if possible.

     12.5 Prior Written Consent. Neither NTC nor S-P shall be responsible or bound by any compromise of claims, demand, judgments or causes of action made without its prior written consent.

     12.6 Notice of Claims. Each party agrees to give the other prompt written notice of any claims made, including any claims asserted or made by any governmental authority having jurisdiction, for which the other might be liable under the foregoing indemnification together with the opportunity to defend, negotiate and settle such claims.

                                  ARTICLE XIII
                           TRADE NAMES AND TRADEMARKS

     13.1 S-P and NTC hereby acknowledge that neither party has, and shall not acquire, any interest in any of the other party's trademarks, tradenames, tradedress or copyrights appearing on the labels or packaging materials for the NZO unless otherwise expressly agreed.

                                  ARTICLE XIV
                                CONFIDENTIALITY

     14.1 Both NTC and S-P recognize that know-how of a party disclosed to the other party pursuant to this Agreement or developed as a result of Manufacturing NZO carried out pursuant to this Agreement, is of proprietary value and is to be considered highly confidential ("Proprietary Information"). NTC and S-P shall use only in accordance with this Agreement and shall not disclose to any third party any Proprietary Information, without the prior written consent of the other party. The foregoing obligations shall survive the expiration or termination of this Agreement for a period of twenty (20) years. These obligations shall not apply to Proprietary Information that:

     (a) is known by the receiving party at the time of its receipt, and not through a prior disclosure by the disclosing party, as documented by business records;

     (b) is at the time of disclosure or thereafter becomes published or otherwise part of the public domain without breach of this Agreement by the receiving party;

     (c) is subsequently disclosed to the receiving party by a third party who has the right to make such disclosure;

     (d) is developed by the receiving party independently of Proprietary Information or other information received from the disclosing party and such independent development can be properly demonstrated by the receiving party;

     (e) is disclosed to governmental or other regulatory agencies in order to obtain patents or to gain approval to conduct clinical trials or to market NZO, but such disclosure may be only to the extent reasonably necessary to obtain such patents or authorizations;

     (f) is necessary to be disclosed to sublicensees, agents, consultants, Affiliates and/or other third parties for the research and development, manufacturing and/or marketing of NZO (or for such parties to determine their interest in performing such activities) in accordance with this Agreement on the condition that such third parties agree to be bound by the confidentiality obligations contained in this Agreement, provided that the term of confidentiality for such third parties shall be no less than twenty (20) years; or

     (g) is required to be disclosed by law or court order, provided that notice is promptly delivered to the other party in order to provide an opportunity to seek a protective order or other similar order with respect to such Proprietary Information and thereafter discloses only the minimum information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the other party.

     Nothing herein shall be interpreted to prohibit S-P from publishing the results of its studies in accordance with industry practices.

     14.2 No Publicity. A party may not use the name of the other party in any publicity or advertising and, may not issue a press release or otherwise publicize or disclose any information related to this Agreement or the terms or conditions hereof, without the prior written consent of the other party. The parties shall agree on a form of initial press release that may be used by either party to describe this Agreement. Nothing in the foregoing, however, shall prohibit a party from making such disclosures to the extent deemed necessary under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange; in such event, however, the disclosing party shall use good faith efforts to consult with the other party prior to such disclosure and, where applicable, shall request confidential treatment to the extent available.

                                   ARTICLE XV
                                    NOTICES

     15.1 Notices. Each notice required or permitted to be given or sent under this Agreement shall be given by facsimile transmission (with confirmation copy by registered first-class mail) or by registered or overnight courier (return receipt requested), to the parties at the addresses and facsimile numbers indicated below.

     If to NTC, to:

     Nanophase Technologies Corporation
     453 Commerce Street
     Burr Ridge, IL 50521
     Attention: D. J. Freed
     Facsimile No.: 630/323-1221

     If to S-P, to:

     Schering-Plough HealthCare Products, Inc.
     3030 Jackson Avenue
     Memphis, TN 38151
     Attention: Mark Yost
     Facsimile No.: (901) 320-2997


     with copies to:

     Schering-Plough Corporation
     2000 Galloping Hill Road
     Kenilworth, NJ 07033
     Attention: Charles Oppenheimer
           Legal Director

     Facsimile No.: (908) 298-2927

     Any such notice shall be deemed to have been received on the earlier of the date actually received and the date five (5) days after the same was posted. Either party may change its address or its facsimile number by giving the other party written notice, delivered in accordance with this Section.

                                 ARTICLE XVI
                                 ASSIGNMENT

     16.1. Neither this Agreement nor any or all of the rights and obligations of a party hereunder shall be assigned, delegated, sold, transferred, sublicensed (except as otherwise provided herein) or otherwise disposed of, by operation of law or otherwise, to any third party other than an Affiliate of such party, without the prior written consent of the other party, and any attempted assignment, delegation, sale, transfer, sublicense or other disposition, by operation of law or otherwise, of this Agreement or of any rights or obligations hereunder contrary to this Section #16.1 shall be a material breach of this Agreement by the attempting party, and shall be void and without force or effect; provided, however, S-P and NTC may, with consent and said consent will not be unreasonably withheld, assign the Agreement and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets related to the division or the subject business, or in the event of its merger or consolidation or change in control or similar transaction. This Agreement shall be binding upon, and inure to the benefit of, each party, its Affiliates, and its permitted successors and assigns. Each party shall be responsible for the compliance by its Affiliates with the terms and conditions of this Agreement.

                                  ARTICLE XVII
                                 GOVERNING LAW

     17.1 This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Tennessee, without giving effect to conflict of law principles.

                                 ARTICLE XVIII
                                 MISCELLANEOUS

     18.1 Waiver. A waiver of any breach or any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

     18.2 Independent Relationship. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one party for the act or failure to act of the other party. Neither party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever.

     18.3 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America which may be imposed upon or related to NTC or S-P from time to time by the government of the United States of America. Furthermore, S-P agrees that it will not export, directly or indirectly, any technical information acquired from NTC under this Agreement or any products using such technical information to any country for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States government when required by an applicable statute or regulation.

     18.4 Entire Agreement; Amendment. This Agreement, including the Exhibits and Schedules hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto and supersedes and terminates all prior agreements and understandings between the parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties unless reduced to writing and signed by an authorized officer of each party.

     18.5 Severability. If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

     18.6 Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against either party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, S-P and NTC have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

SCHERING-PLOUGH HEALTHCARE                     NANOPHASE TECHNOLOGIES
PRODUCTS, INC.                                 CORPORATION


By: /s/ John W. Clayton                        By: /s/ D. J. Freed
    ----------------------                         ----------------------
                                                   D. J. Freed, Ph.D.
                                                   Vice President,
Title: Senior Vice President                       Marketing
       -----------------------
       Scientific and Regulatory
       Affairs

                                  EXHIBIT A


Pricing - NanoGard ZNO USP

Pricing:   $18.81/kg for 3,000-10,000 kg annual
           quantities

           $22.00/kg for less than 3,000 kg annual
           quantities

Lot Size:   550 kg +/- 10%
           1,210 lb +/- 10%

                                  EXHIBIT B


                            [SCHERING-PLOUGH LOGO]



To: Joyce Weems

From: Mark Wiggins

Date: October 15, 1996

Subject: PROPOSED SPECIFICATIONS FOR NEW RAW MATERIAL

--------------------------------------------------------------------------------

ITEM:  Zinc Oxide NanoGard

ITEM NO:  04727-40

Attached are the Propsed Specifications for the above raw material. Also included are copies of the following.

  X   Certificate of Analysis (COA)
-----

  X   Material Safety Data Sheet (MSDS)
-----

  X   Vendor Specifications
-----

USP methods are used for sample analysis with the following additional comments.

     Loss on Ignition: Vendor specifications are (less than or equal to) 1.5% which is different from the USP specifications of (less than or equal to) 1.0%.

     Average Particle Size is taken from the Certificate of Analysis.

Please contact me if you need any additional information.



Compiled by:  /s/ [Signature]                                    10/15/96
            ---------------------------------------------------------------
                  Analytical Research                              Date

Received by: /s/  [Signature]                                    10/15/96
            ---------------------------------------------------------------
                  Quality Standards                                Date


c:  E. Martz (Specifications and MSDS)

    W. Wright (Specifications and MSDS)

    M. Birkholz (MSDS)

           SCHERING-PLOUGH HEALTHCARE PRODUCTS, MEMPHIS OPERATIONS
                  QUALITY CONTROL PROPOSED TESTING STANDARD

                                                                    PAGE 1 OF 1
-------------------------------------------------------------------------------
ITEM:                                                         ITEM NO:
      ZINC OXIDE NANOGARD                                              04727-40
-------------------------------------------------------------------------------
T.S. NUMBER:                    SUPERSEDES:                    EFFECTIVE DATE:
            RM-04727                        NEW
-------------------------------------------------------------------------------
COMPLILED BY:                         APPROVED BY:

-------------------------------------------------------------------------------


===============================================================================
        TEST                       SPECIFICATION                   REFERENCE
===============================================================================
 * Description              Must pass USP.                     USP 23, p. 2115
-------------------------------------------------------------------------------
 * Identification           Must Pass USP.                     USP 23, p. 1644
-------------------------------------------------------------------------------
 $ Average Particle         Limits: 23 - 43 nm.                Vendor Spec
   Size
-------------------------------------------------------------------------------
 * Loss on Ignition         Maximum: 1.5% (w/w)                USP 23, p. 1644
                                                               and Vendor Spec
-------------------------------------------------------------------------------
 * Assay                    Limits: 99.0 - 100.5% (w/w)        USP 23, p. 1644
                            (Calculated on the ignited
                            basis.)
===============================================================================

$ Certificate of Analysis Result Required
* Retest Interval Test
  Retest Interval: 12 Months

                            [NANOPHASE LETTERHEAD]



--------------------------------------------------------------------------------

                           CERTIFICATE OF ANALYSIS

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

TRADE NAME:   NanoGard(TM) Zinc oxide
PRODUCT NAME: Zinc oxide
LOT NUMBER:   ZM60923-03
                                                             DATE: 9/25/96

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       2
SPECIFIC SUFRACE AREA:                                             32 m /g
(Test method gas adsorption)

AVERAGE PARTICLE SIZE                                              33 nm
(Deduced by SSA measurement)

DENSITY:                                                           5.6 g/cc
(Test method gas pycnometry)












Material Certified By:                                 /s/ [Signature]
--------------------------------------------------------------------------------
                                                       Quality Assurance


SAFETY PRECAUTIONS:  Please see the MSDS before handling the material.
--------------------------------------------------------------------------------

[NANOPHASE LOGO]
--------------------------------------------------------------------------------



                              ZINC OXIDE POWDER

-------------------------------------------------------------------------------------------------
        Test                 Specification                  Test method
-------------------------------------------------------------------------------------------------
Specific Surface Area                 2
                              25-45 (m /g)              Gas Adsorption 5-point BET (QA-01-518)

-------------------------------------------------------------------------------------------------

Particle Size (Avg)           43-23 nm                                 calculated

calculated from BET
99.9% of total distribution                         PS (nm) = [6/(density x BET)] x 1000

-------------------------------------------------------------------------------------------------

Density                       5.6+0.2 g/cc            Helium Gas Pycnometry (QA-01-525)
                                 -
-------------------------------------------------------------------------------------------------



9-26-96

                               [NANOPHASE LOGO]

-------------------------------------------------------------------------------

                                  ZINC OXIDE
-------------------------------------------------------------------------------
            Test                Spec.                    Test method
-------------------------------------------------------------------------------
Identification A              Passes USP        USP-23 (ZnO official monograph)
-------------------------------------------------------------------------------
Identification B              Passes USP        USP-23 (ZnO official monograph)
-------------------------------------------------------------------------------
Carbonate, & clarity & color  Passes USP        USP-23 (ZnO official monograph)
-------------------------------------------------------------------------------
Alkalinity                    Passes USP        USP-23 (ZnO official monograph)
-------------------------------------------------------------------------------
Iron or other metals          Passes USP        USP-23 (ZnO official monograph)
-------------------------------------------------------------------------------
Loss on Ignition                <1.5%           USP-23 (ZnO official monograph)
                                -
-------------------------------------------------------------------------------
Assay                         99.0-100.5        USP-23 (ZnO official monograph)
-------------------------------------------------------------------------------
Color                         DE < 20                 Spectrophotometry
                                 -
-------------------------------------------------------------------------------
                                      2
Specific Surface Area         25-45 (m /g)      Gas Adsorption Multi-point BET
-------------------------------------------------------------------------------

TRACE IMPURITIES:
-------------------------------------------------------------------------------
As                            <2 PPM                         ICP
                              -
-------------------------------------------------------------------------------
Cd                            <15 PPM                        ICP
                              -
-------------------------------------------------------------------------------
Pb                            <20 PPM                        ICP
                              -
-------------------------------------------------------------------------------
Hg                            <1 PPM                         ICP
                              -
-------------------------------------------------------------------------------

[NANOPHASE LOGO]                                         PRODUCT SPECIFICATIONS
-------------------------------------------------------------------------------

                        NANOGARD(TM) ZINC OXIDE (ZnO)


DESCRIPTION

NanoGard(TM) Zinc oxide is a white to off white colored, loosely agglomerated ZnO with a spherical morphology. NanoGard(TM) zinc oxide is manufactured by a physical vapor synthesis method, resulting in highly reproducible, contaminant-free surfaces, and a minimum purity of 99.95%. Residual impurity levels meet USP, CFR, and JP standards, making NanoGard(TM) Zinc oxide ideally suited for OTC and cosmetic applications.

PHYSICAL PROPERTIES
                                                    2        2
     Typical average surface area (BET)         35 m /g+ 10 m /g
                                                       -
     Typical average particle size              31 nm
     True density                               5.6 g/cc

     ASSAY

     Before surface treatment                   99.9+%

     TRACE ELEMENTS (TYPICAL)

     As                                         <2 PPM
     Hg                                         <1 PPM
     Pb                                         <20 PPM
     Cd                                         <15 PPM

KEY FEATURES AND BENEFITS

     - Spherical, free flowing powders facilitate preparation of agglomerate-free dispersions when particles are properly coated

     - pH-stable aqueous dispersions available.

     - NanoGard(TM) Zinc oxide can be dispersed in a wide variety of cosmetic vehicles to meet customer requirements

     - Transparent to visible light when properly dispersed

     - UV-attenuating properties

                           NANOGARD(TM) ZINC OXIDE
                                 Page 1 of 4


MATERIAL SAFETY DATA SHEET           Revision Date: August 19, 1996

NANOPHASE TECHNOLOGIES CORPORATION
453 Commerce Street
Burr Ridge, IL  60521
Phone: (630) 323-1200, FAX: (630) 323-1221
                                 INFOTRAC emergency phone number: (800) 535-5053
-------------------------------------------------------------------------------
SECTION 1 - PRODUCT IDENTIFICATION
-------------------------------------------------------------------------------

PRODUCT NAMES(S): NanoGard(TM) Zinc oxide

SYNONYMS: Zinc oxide fume, zinc white, zincite, zincoid, snow white, protox type, ozide, ozio, pasco, permanent white, philosopher's wool, emanay zinc oxide, emar, flowers of zinc, calamine, Chinese white, pigment white

CHEMICAL FAMILY:  Metal oxide

CAS NUMBER: 1314-13-2

MOLECULAR FORMULA: ZnO

-------------------------------------------------------------------------------
SECTION 2 - INGREDIENTS
-------------------------------------------------------------------------------

PRINCIPAL HAZARDOUS COMPONENTS   CAS NO.      %       PEL       TLV
------------------------------   -------      -       ---       ---
                                                          3          3
Zinc oxide                       1314-13-2   100    15mg/m     5 mg/m

-------------------------------------------------------------------------------
SECTION 3 - PHYSICAL DATA
-------------------------------------------------------------------------------

BOILING POINT:                            Not known

% VOLATILES:                              N/A

SOLUBILITY IN WATER:                      0.00016 gms per 100 cc


SPECIFIC GRAVITY (H O=1):                 5.60
                   2
FREEZING/MELTING POINT:                   1975 degrees C

EVAPORATION RATE (BUTYL ACETATE=1):       N/A

VAPOR DENSITY (AIR=1):                    N/A

VAPOR PRESSURE:                           N/A

APPEARANCE AND ODOR:                      White powder, odorless

OTHER:                                    No data

-------------------------------------------------------------------------------
SECTION 4 - FIRE AND EXPLOSION HAZARD DATA
-------------------------------------------------------------------------------

FLASH POINT:                              N/A           Method: N/A

FLAMMABLE LIMITS IN AIR, % BY VOLUME:     N/A           Lower:  N/A  Upper: N/A

AUTO IGNITION TEMPERATURE:                N/A

EXTINGUISHING MEDIA:                      Will not burn

                           NANOGARD(TM) ZINC OXIDE
                                 Page 2 of 4


-------------------------------------------------------------------------------
SECTION 4 - FIRE AND EXPLOSION HAZARD DATA (CONT.)
-------------------------------------------------------------------------------

SPECIAL FIRE FIGHTING PROCEDURES:  = No special fire procedures needed.

                                   = Use normal procedures which include
                                     wearing NIOSH/MSHA approved self-contained breathing apparatus, flame and chemical resistant clothing, hats, boots and gloves.

                                   = If without risk, remove material from fire
                                     area. Cool metal and plastic containers
                                     with water from maximum distance.

                                   = Avoid any actions which cause dusting if
                                     possible, to prevent contact with skin and eyes. If unavoidable wear self-contained breathing apparatus.

UNUSUAL FIRE AND EXPLOSIONS HAZARDS: Emits toxic fumes under fire conditions.

===============================================================================
SECTION 5 - HEALTH DATA
===============================================================================

A. TOXICITY:

   LD  : Intraperitoneal-mouse: 7950 mg/kg
     50

         Intraperitoneal-rat:   240 mg/kg

   LC  : Intraperitoneal-mouse: 2500 mg/kg
     50

   LD  : Human:                 500 mg/kg
     LO

B. EFFECTS OF EXPOSURE

   ACUTE EFFECTS

     PRIMARY ROUTE OF ENTRY: Harmful if inhalation.

     INGESTION:              May be harmful if swallowed.

     SKIN CONTACT:           May be harmful if absorbed through skin. May cause
                             skin irritation.

     EYE CONTACT:            May cause eye irritation.

     INHALATION:             Harmful if inhaled. Material may be irritating to
                             mucous membranes and upper respiratory tract.

     OTHER: To the best of our knowledge, the chemical, physical, and toxicological properties have not been thoroughly investigated.

     MEDICAL CONDITIONS, IF ANY, AGGRAVATED BY THE CHEMICAL: None known other than those which could be aggravated by dust such as respiratory impairment. Persons with chronic respiratory disease may be at increased risk.

   CHRONIC EFFECTS

     INGESTION:    None known

     SKIN CONTACT: Prolonged skin contact can produce a severe dermatitis called oxide pox.

     EYE CONTACT:  None known

     INHALATION:   Dust of fumes can irritate the respiratory tract.

     OTHER: Exposure to high levels of dust or fumes can cause metallic taste, marked thirst, coughing, fatigue, weakness, muscular pain and nausea, followed by fever and chills. Severe overexposure may result in bronchitis or pneumonia with a bluish tint to the skin.

                           NANOGARD(TM) ZINC OXIDE
                                 Page 3 of 4

-------------------------------------------------------------------------------
SECTION 5 - HEALTH DATA (CONT.)
-------------------------------------------------------------------------------

THIS IS AN EXPERIMENTAL POWDER COMPRISED OF LOOSELY AGGREGATED ULTRA FINE NANOMETER SIZED PARTICLES. NO DATA YET EXISTS ON THE EFFECT OF SUCH FINE PARTICLE SIZES, PER SE, ON THE BODY. SPECIAL CARE SHOULD BE TAKEN TO AVOID INHALATION, INGESTION, SKIN CONTACT, AND EYE CONTACT.

C. EMERGENCY AND FIRST AID PROCEDURES

   INGESTION:    Wash out mouth with water, provided person is conscious. Call a physician.

   SKIN CONTACT: Remove contaminated clothing, wash skin clean promptly with soap and large amounts of water.

   EYE CONTACT:  Immediately flush eyes, including under eyelids, with large amounts of water for at least 15 minutes. Call a physician if irritation persists.

   INHALATION:   Remove to fresh air. If not breathing, give artificial
                 respiration. If breathing is difficult, give oxygen. Call a physician.

-------------------------------------------------------------------------------
SECTION 6 - REACTIVITY
-------------------------------------------------------------------------------

INCOMPATIBILITY:                  Materials to avoid: strong oxidizing agents.

                                  Reacts violently with magnesium when heated resulting in an explosion.

                                  Mixtures of zinc oxide and chlorinated rubber explode when heated above 215 degrees C.

HAZARDOUS DECOMPOSITION PRODUCTS: Not known

CONDITIONS TO AVOID:              Fire and incompatibles.

STABILITY:                        Stable *  Unstable
                                        ---          ---

      Conditions to avoid:        No data

HAZARDOUS POLYMERIZATION:         May occur    Will not occur *
                                           ---               ---

      Conditions to avoid:        No data

OTHER:                            No data

-------------------------------------------------------------------------------
SECTION 7 - ENVIRONMENTAL INFORMATION
-------------------------------------------------------------------------------

RCRA CODE:                 None

TSCA REGISTERED:           Yes

SPILL AND LEAK PROCEDURES: = Wear suitable protective equipment as listed under
                             Section 8.

                           = Sweep up and containerize, and hold for waste
                             disposal. Avoid raising dust.

                           = Comply with the reporting requirements of all
                             Federal, State and Local regulations.

                           = Ventilate area and wash spill site after material
                             pickup is complete.

WASTE DISPOSAL:            Consult state, local or federal EPA regulations for
                           proper disposal.

                           NANOGARD(TM) ZINC OXIDE
                                 Page 4 of 4

-------------------------------------------------------------------------------
SECTION 8 - PROTECTION INFORMATION
-------------------------------------------------------------------------------

VENTILATION REQUIREMENTS: Use with adequate ventilation to meet the exposure limits listed in Section 2. Where the exposure limit is or may be exceeded, use NIOSH approved respiratory protection. Select the appropriate dust respirator based on the actual or potential concentration of airborne dust from this product. Comply with all appropriate OSHA, EPA, state and local regulations.

RESPIRATORY PROTECTION:   High efficiency particle respirator

PROTECTIVE GLOVES:        Rubber or plastic

EYE/FACE PROTECTION:      ANSI approved safety goggles

-------------------------------------------------------------------------------
SECTION 9 - SPECIAL PRECAUTIONS
-------------------------------------------------------------------------------

HANDLING AND STORAGE:   Handle in hoods or other well ventilated areas only.
                        Take care not to cause airborne dust to be generated out side of ventilated areas. Keep container tightly closed and store in a cool, dry, well ventilated area.
                        Wash thoroughly after use. Comply with all OSHA, EPA, State and local regulations. Magnesium violently reduces zinc oxide when heated, resulting in an explosion. Mixtures of chlorinated rubber and zinc oxide explode when heated above 215 degrees C.

OTHER PRECAUTIONS:      Have available: lab coats, aprons, flame and chemical
                        resistant coveralls, high efficiency particle respirators, continuously-flushing eyewash, safety drench shower, hygienic facilities for washing. Use as appropriate to the task being performed or the situation being addressed.

-------------------------------------------------------------------------------
SECTION 10 - TRANSPORTATION INFORMATION - U.S. D.O.T.
-------------------------------------------------------------------------------

PER:                    49 CFR 172.101

PROPER SHIPPING NAME:   Not regulated

HAZARD CLASSIFICATION:  None

UN NUMBER:              None

PACKING GROUP:          None

LABEL(S) REQUIRED:      None

-------------------------------------------------------------------------------
SECTION 11 - COMMENTS
-------------------------------------------------------------------------------

The statements contained herein are offered for informational purposes only and are based on technical data that Nanophase Technologies Corporation believes to be accurate. It is intended for use only by persons having the necessary technical skill, and at their own discretion and risk. Since conditions and manner of use are outside our control, we make no warranty, express or implied, of merchantability, fitness or otherwise.